UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

June 5, 2015

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388	45-2808694
(Commission File Number)	(IRS Employer Identification No.)

2375 Wardlow Road

Corona, CA 92882

(Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2015, we, along with Saleen Automotive, Inc., a Nevada corporation, and subsidiaries and Steve Saleen entered into an Intellectual Property License Agreement (the “License Agreement”) with Saleen Motors International, LLC, a Delaware limited liability company (“SMI”), a wholly owned subsidiary of GreenTech Automotive, Inc. and non affiliated subsidiary of Saleen Automotive, Inc., pursuant to which we granted to SMI an irrevocable, fully paid-up (subject to certain royalty fees), sublicensable license during the term of the License Agreement to use all of our intellectual property on an exclusive basis worldwide other than in North America, Europe, Middle East and Australia (as applicable, the “Territory”), to make, promote, sell and otherwise exploit our intellectual property in the Territory. The License Agreement has an initial term of 10 years, with automatic renewal for periods of five years at SMI’s election provided that the number of Saleen branded vehicles sold by SMI in the prior 12-month period is not less than the average number of Saleen-branded vehicles sold by us and our subsidiaries in the most recently available three-year period. The License Agreement may be terminated by mutual written agreement, upon a material breach which remains uncured (with SMI having the right to cure no more than 3 breaches of its obligation to pay royalties) for 15 days after written notice of such breach, or in the event of SMI’s bankruptcy.

In consideration of the license SMI shall pay royalties, within 15 days after the product shipment date and in all events at least quarterly, based on a fee per Saleen-branded vehicle sold by SMI depending on its sales volume as set forth in the License Agreement, and shall pay royalties based on a percentage of SMI’s gross revenues for parts and merchandise (in each case net of discounts, returns, taxes and similar amounts) received on Saleen-branded non-vehicle products.

The parties to the License Agreement, along with GreenTech Automotive, Inc., an affiliate of SMI (“GTA”), also agreed that the $500,000 loan made by GTA to us pursuant to the Securities Purchase Agreement (the “SPA”) and the 10.0% First Lien Convertible Note, each dated April 17, 2015, will be deemed satisfied upon our execution of the License Agreement.

Except for the transactions under the agreements described above and our Joint Branding, Marketing, and Distribution Agreement with WM Industries Corp. (an affiliate of SMI) dated March 2014, the terms of which have been previously disclosed, none of our company nor its subsidiaries had any material relationship with SMI and its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: June 11, 2015	By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer